As filed with the Securities and Exchange Commission on March 28, 2008
Registration No. 333-132577

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

Post−Effective Amendment No. 2
to Form S−3 on
FORM S−1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933
________________________

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3651	11−2908692
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7908 N. Sam Houston Parkway W., 5th Floor
Houston, Texas 77064
(Address of Principal Executive Offices including Zip Code)

(281) 931-8884
(Registrant’s Telephone Number, including Area Code)

________________________

Brian Keith	Copies to:
General Counsel and Secretary	William T. Heller IV
Boots & Coots International Well Control, Inc.	Thompson & Knight LLP
7908 N. Sam Houston Parkway W., 5th Floor	333 Clay Street, Suite 3300
Houston, Texas 77064	Houston, Texas 77002
(281) 931-8884	(713) 654-8111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post−effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post−effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting (company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this post-effective amendment No. 2 is to file a revised signature page reflecting that the registrant’s Chief Financial Officer is also the registrant’s Principal Accounting Officer, and to amend Part II of the registration statement to reflect in the Exhibit list of Item 16 that the required consent of auditors was previously filed with post-effective amendment No. 1 and to add a reference to exhibit 10.20. No change is made to the preliminary prospectus constituting Part I of the registration statement or to any other Item of Part II of the registration statement.  Accordingly, this amendment consists only of the facing page, this explanatory note, Part II and the signature pages hereto.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling stockholders. All amounts shown are estimates except for the Commission Registration Fee.

Commission Registration Fee	$4,800
Legal Fees and Expenses	60,000
Accounting Fees and Expenses	160,000
Printing and Related Fees	10,000
Miscellaneous fees and expenses	10,000
Total	$244,800

Item 14.   Indemnification of Directors and Officers

Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law (“DGCL”) relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

•     for any breach of the duty of loyalty to us or our stockholders;

•     for an act or omission not in good faith that constitutes a breach of duty of the director to us or involving intentional misconduct or a knowing violation of law;

•     for any transaction from which the director derived an improper personal benefit;

•     under Section 174 of the DGCL relating to unlawful stock repurchases or dividends; and

•     an act or omission for which the liability of a director is expressly provided for by an applicable statute.

These provisions do not limit or eliminate our rights or those of any stockholder to seek nonmonetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws.

Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and also provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

Section 145 of the DGCL, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. We maintain policies insuring our and our subsidiaries' officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

We have entered into separate indemnification agreements with our directors and officers that may, in some cases, be broader than the specific indemnification provisions contained in our certificate of incorporation, bylaws or the DGCL. The indemnification agreements require us, among other things, to indemnify our officers and directors against certain liabilities, other than liabilities arising from willful misconduct, that may arise by reason of their status or service as directors or officers. We believe that these indemnification arrangements are necessary to attract and retain qualified individuals to serve as directors and officers.

Item 15.   Recent Sales of Unregistered Securities

On March 6, 2008, we issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended, 136,364 shares of common stock upon the exercise of a warrant that we originally issued in a private placement under Section 4(2) in October 2003.

On March 3, 2006, we issued 26,462,137 shares of our common stock in a private placement under Section 4(2) of the Securities Act of 1933, as amended, to Oil States Energy Services, Inc., a subsidiary of Oil States International, Inc., as partial consideration for our acquisition of the hydraulic workover business of Oil States.

Item 16.   Exhibits and Financial Statement Schedules

(a)   Exhibits

The following exhibits are filed or incorporated by reference herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit No.		Document
3.01	—	Amended and Restated Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.2 of Form 8-K filed August 13, 1997.)
3.02	—	Amendment to Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.3 of Form 8-K filed August 13, 1997.)
3.02(a)	—	Amendment to Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.02(a) of Form 10-Q filed November 14, 2001.)
3.03	—	Amended Bylaws ( Incorporated herein by reference to Exhibit 3.4 of Form 8-K filed August 13, 1997.)
3.03	—	Amendment to Certificate of Incorporation ( Incorporated herein by reference to Exhibit 3.1 of Form 8-K filed March 3, 2006.)
4.01	—	Specimen Certificate for the Registrant’s Common Stock (Incorporated herein by reference to Exhibit 3.4 of Form 8-K filed August 13, 1997.)
4.02	—	Certificate of Designation of 10% Junior Redeemable Convertible Preferred Stock (Incorporated herein by reference to Exhibit 4.08 of Form 10-QSB filed May 19, 1998.)
4.03	—	Certificate of Designation of Series A Cumulative Senior Preferred Stock (Incorporated herein by reference to Exhibit 4.07 of Form 10-K filed July 17, 2000.)
4.04	—	Certificate of Designation of Series B Convertible Preferred Stock (Incorporated herein by reference to Exhibit 4.08 of Form 10-K filed July 17, 2000.)
4.05	—	Certificate of Designation of Series C Cumulative Convertible Junior Preferred Stock (Incorporated herein by reference to Exhibit 4.09 of Form 10-K filed July 17, 2000.)

4.06	—	Certificate of Designation of Series D Cumulative Junior Preferred Stock (Incorporated herein by reference to Exhibit 4.10 of Form 10-K filed July 17, 2000. )
4.07	—	Certificate of Designation of Series E Cumulative Senior Preferred Stock (Incorporated herein by reference to Exhibit 4.07 of Form 10-K filed April 2, 2001.)
4.08	—	Certificate of Designation of Series F Convertible Senior Preferred Stock (Incorporated herein by reference to Exhibit 4.08 of Form 10-K filed April 2, 2001.)
4.09	—	Certificate of Designation of Series G Cumulative Convertible Preferred Stock (Incorporated herein by reference to Exhibit 4.09 of Form 10-K filed April 2, 2001.)
4.10	—	Certificate of Designation of Series H Cumulative Convertible Preferred Stock (Incorporated herein by reference to Exhibit 4.10 of Form 10-K filed April 2, 2001.)
4.11	—
Registration Rights Agreement dated March 3, 2006 between Boots & Coots International Well Control, Inc. and HWC Energy Services, Inc. (Incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed March 9, 2006.)

5.1(1)	—	Opinion of Thompson & Knight LLP(1)
10.01	—	1997 Incentive Stock Plan (Incorporated herein by reference to Exhibit 10.33 of Form 10-Q filed August 16, 1999.)
10.02	—	Outside Directors’ Option Plan (Incorporated herein by reference to Exhibit 10.4 of Form 8-K filed August 13, 1997.)
10.03	—	Halliburton Center Sublease (Incorporated herein by reference to Exhibit 10.17 of Form 10-KSB filed March 31, 1998.)
10.04	—	Executive Employment Agreement of Jerry Winchester (Incorporated herein by reference to Exhibit 10.13 of Form 10-K filed March 30, 2004.)
10.05	—	Form of Warrant issued to Specialty Finance Fund I, LLC and to Turner, Voelker, Moore (Incorporated herein by reference to Exhibit 10.47 of Form 10-Q filed November 14, 2000.)
10.06	—	2000 Long Term Incentive Plan (Incorporated herein by reference to Exhibit 4.1 of Form 8-K filed April 30, 2001.)
10.07	—	2004 Long Term Incentive Plan (Incorporated herein by reference to Exhibit 4.1 of Form S-8 filed September 28, 2004.)
10.08	—	2004 Long Term Incentive Plan (Incorporated herein by reference to Exhibit 4.1 of Form S-8 filed September 28, 2004.)
10.09	—
Credit and Security Agreement dated March 3, 2006 by and between Boots & Coots International Well Control, Inc. and Wells Fargo Bank, National Association. (Incorporated herein by reference to Exhibit 10.10 of Form 8-K filed March 9, 2006.)

10.10	―
Transaction Agreement by and among Boots & Coots International Well Control, Inc., HWC Acquisition, LLC, HWC Merger Corporation, Hydraulic Well Control, LLC and HWC Energy Services, Inc. dated as of November 21, 2005 (Incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed March 9, 2006.)

10.11	―	Subordinated Note Agreement with HWC Energy Services dated March 3, 2006 (Incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed March 9, 2006.)
10.12	―	Executive Employment Agreement of Gabriel Aldape (Incorporated herein by reference to Exhibit 10.1 on Form 10-Q filed August 14, 2006.)
10.13	―	Executive Employment Agreement of Dewitt H. Edwards (Incorporated herein by reference to Exhibit 10.1 on Form 8-K filed July 7, 2006.)
10.14	―	2004 Long Term Incentive Plan 2,000,000 Share Registration (Incorporated herein by reference to Exhibit 4.1 of Form S-8 filed November 14, 2006.)
10.15	—	2006 Non-Employee Directors Stock Incentive Plan (Incorporated herein by reference to Exhibit 4.1 of Form S-8 filed November 14, 2006.).
10.16	—	Amendment to Executive Employment Agreement of Jerry Winchester (Incorporated herein by reference to item 5.02 on Form 8-K filed March 7, 2007.)
10.17	—
Amendment 1 to the Credit and Security Agreement dated March 3, 2006 by and between Boots & Coots International Well Control, Inc. and Wells Fargo Bank, National Association. (Incorporated herein by reference to Exhibit 10.17 on Form 10-K filed March 12, 2007.)

10.18	—
Amendment 2 to the Credit and Security Agreement dated March 3, 2006 by and between Boots & Coots International Well Control, Inc. and Wells Fargo Bank, National Association. (Incorporated herein by reference to Exhibit 10.18 on Form 10-K filed March 12, 2007.)

10.19	—
Amendment 3 to the Credit and Security Agreement dated March 3, 2006 by and between Boots & Coots International Well Control, Inc. and Wells Fargo Bank, National Association. (Incorporated herein by reference to Exhibit 10.19 on Form 10-K filed March 12, 2007.)

10.20	—	Amendment 4 to the Credit and Security Agreement dated October 31, 2007 by and between Boots & Coots International Well Control, Inc. and Wells Fargo Bank, National Association. (Incorporated herein by reference to Exhibit 10.20 on Form 10-K filed March 13, 2008.)

21.01	—	List of subsidiaries of the company (Incorporated by reference to Exhibit 21.01 on Form 10-K filed March 13, 2008).
*23.1	―	Consent of UHY LLP
23.4(1)	—	Consent of Thompson & Knight LLP (included in Exhibit 5.1)
24	—	Power of Attorney (included in the signature page of this Registration Statement
_____________________________________
(1)	Previously filed March 20, 2006 as Exhibit 5.1 to Registration Statement No. 333-132577
*	Previously filed March 14, 2008 as Exhibit 23.1 to post effective amendment No. 1 to Registration Statement No. 333-132577.

(b)	Consolidated Financial Statement Schedules

The consolidated financial statements and related notes thereto of Boots & Coots International Well Control, Inc., are incorporated by reference to Item 15 of the Annual Report on Form 10−K, as amended, for the fiscal year ended December 31, 2007.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post−effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post−effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post−effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post−effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)             If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 4115(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)            If the registrant is subject tot Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post effective amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, Texas, on March 28, 2008.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
By: /s/ JERRY WINCHESTER
Jerry Winchester
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ DOUGLAS E. SWANSON*	Chairman of the Board of Directors	March 28, 2008
Douglas E. Swanson

/s/ JERRY WINCHESTER	Chief Executive Officer	March 28, 2008
Jerry Winchester	(Principal Executive Officer)

/s/ GABRIEL ALDAPE	Chief Financial Officer	March 28, 2008
Gabriel Aldape	(Principal Financial and Accounting Officer)

/s/ K. KIRK KRIST*	Director	March 28, 2008
K. Kirk Krist

/s/ W. RICHARD ANDERSON*	Director	March 28, 2008
W. Richard Anderson

/s/ E. J. DIPAOLO*	Director	March 28, 2008
E. J. DiPaolo

/s/ ROBERT S. HERLIN*	Director	March 28, 2008
Robert Stevens Herlin

/s/ ROBERT G. CROYLE*	Director	March 28, 2008
Robert G. Croyle

*By :	/s/ Jerry Winchester
Jerry Winchester as Attorney-in-Fact

EXHIBIT INDEX

(a) Exhibits

Exhibit No.		Document
3.01	—	Amended and Restated Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.2 of Form 8-K filed August 13, 1997.)
3.02	—	Amendment to Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.3 of Form 8-K filed August 13, 1997.)
3.02(a)	—	Amendment to Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.02(a) of Form 10-Q filed November 14, 2001.)
3.03	—	Amended Bylaws ( Incorporated herein by reference to Exhibit 3.4 of Form 8-K filed August 13, 1997.)
3.03	—	Amendment to Certificate of Incorporation ( Incorporated herein by reference to Exhibit 3.1 of Form 8-K filed March 3, 2006.)
4.01	—	Specimen Certificate for the Registrant’s Common Stock (Incorporated herein by reference to Exhibit 3.4 of Form 8-K filed August 13, 1997.)
4.02	—	Certificate of Designation of 10% Junior Redeemable Convertible Preferred Stock (Incorporated herein by reference to Exhibit 4.08 of Form 10-QSB filed May 19, 1998.)
4.03	—	Certificate of Designation of Series A Cumulative Senior Preferred Stock (Incorporated herein by reference to Exhibit 4.07 of Form 10-K filed July 17, 2000.)
4.04	—	Certificate of Designation of Series B Convertible Preferred Stock (Incorporated herein by reference to Exhibit 4.08 of Form 10-K filed July 17, 2000.)
4.05	—	Certificate of Designation of Series C Cumulative Convertible Junior Preferred Stock (Incorporated herein by reference to Exhibit 4.09 of Form 10-K filed July 17, 2000.)
4.06	—	Certificate of Designation of Series D Cumulative Junior Preferred Stock (Incorporated herein by reference to Exhibit 4.10 of Form 10-K filed July 17, 2000. )
4.07	—	Certificate of Designation of Series E Cumulative Senior Preferred Stock (Incorporated herein by reference to Exhibit 4.07 of Form 10-K filed April 2, 2001.)
4.08	—	Certificate of Designation of Series F Convertible Senior Preferred Stock (Incorporated herein by reference to Exhibit 4.08 of Form 10-K filed April 2, 2001.)
4.09	—	Certificate of Designation of Series G Cumulative Convertible Preferred Stock (Incorporated herein by reference to Exhibit 4.09 of Form 10-K filed April 2, 2001.)
4.10	—	Certificate of Designation of Series H Cumulative Convertible Preferred Stock (Incorporated herein by reference to Exhibit 4.10 of Form 10-K filed April 2, 2001.)
4.11	—
Registration Rights Agreement dated March 3, 2006 between Boots & Coots International Well Control, Inc. and HWC Energy Services, Inc. (Incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed March 9, 2006.)

5.1(1)	—	Opinion of Thompson & Knight LLP(1)
10.01	—	1997 Incentive Stock Plan (Incorporated herein by reference to Exhibit 10.33 of Form 10-Q filed August 16, 1999.)
10.02	—	Outside Directors’ Option Plan (Incorporated herein by reference to Exhibit 10.4 of Form 8-K filed August 13, 1997.)
10.03	—	Halliburton Center Sublease (Incorporated herein by reference to Exhibit 10.17 of Form 10-KSB filed March 31, 1998.)
10.04	—	Executive Employment Agreement of Jerry Winchester (Incorporated herein by reference to Exhibit 10.13 of Form 10-K filed March 30, 2004.)
10.05	—	Form of Warrant issued to Specialty Finance Fund I, LLC and to Turner, Voelker, Moore (Incorporated herein by reference to Exhibit 10.47 of Form 10-Q filed November 14, 2000.)
10.06	—	2000 Long Term Incentive Plan (Incorporated herein by reference to Exhibit 4.1 of Form 8-K filed April 30, 2001.)
10.07	—	2004 Long Term Incentive Plan (Incorporated herein by reference to Exhibit 4.1 of Form S-8 filed September 28, 2004.)
10.08	—	2004 Long Term Incentive Plan (Incorporated herein by reference to Exhibit 4.1 of Form S-8 filed September 28, 2004.)

10.09	—
Credit and Security Agreement dated March 3, 2006 by and between Boots & Coots International Well Control, Inc. and Wells Fargo Bank, National Association. (Incorporated herein by reference to Exhibit 10.10 of Form 8-K filed March 9, 2006.)

10.10	―
Transaction Agreement by and among Boots & Coots International Well Control, Inc., HWC Acquisition, LLC, HWC Merger Corporation, Hydraulic Well Control, LLC and HWC Energy Services, Inc. dated as of November 21, 2005 (Incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed March 9, 2006.)

10.11	―	Subordinated Note Agreement with HWC Energy Services dated March 3, 2006 (Incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed March 9, 2006.)
10.12	―	Executive Employment Agreement of Gabriel Aldape (Incorporated herein by reference to Exhibit 10.1 on Form 10-Q filed August 14, 2006.)
10.13	―	Executive Employment Agreement of Dewitt H. Edwards (Incorporated herein by reference to Exhibit 10.1 on Form 8-K filed July 7, 2006.)
10.14	―	2004 Long Term Incentive Plan 2,000,000 Share Registration (Incorporated herein by reference to Exhibit 4.1 of Form S-8 filed November 14, 2006.)
10.15	—	2006 Non-Employee Directors Stock Incentive Plan (Incorporated herein by reference to Exhibit 4.1 of Form S-8 filed November 14, 2006.).
10.16	—	Amendment to Executive Employment Agreement of Jerry Winchester (Incorporated herein by reference to item 5.02 on Form 8-K filed March 7, 2007.)
10.17	—
Amendment 1 to the Credit and Security Agreement dated March 3, 2006 by and between Boots & Coots International Well Control, Inc. and Wells Fargo Bank, National Association. (Incorporated herein by reference to Exhibit 10.17 on Form 10-K filed March 12, 2007.)

10.18	—
Amendment 2 to the Credit and Security Agreement dated March 3, 2006 by and between Boots & Coots International Well Control, Inc. and Wells Fargo Bank, National Association. (Incorporated herein by reference to Exhibit 10.18 on Form 10-K filed March 12, 2007.)

10.19	—
Amendment 3 to the Credit and Security Agreement dated March 3, 2006 by and between Boots & Coots International Well Control, Inc. and Wells Fargo Bank, National Association. (Incorporated herein by reference to Exhibit 10.19 on Form 10-K filed March 12, 2007.)

10.20	—	Amendment 4 to the Credit and Security Agreement dated October 31, 2007 by and between Boots & Coots International Well Control, Inc. and Wells Fargo Bank, National Association. (Incorporated herein by reference to Exhibit 10.20 on Form 10-K filed March 13, 2008.)
21.01	—	List of subsidiaries of the company (Incorporated by reference to Exhibit 21.01 on Form 10-K filed March 13, 2008.
*23.1	―	Consent of UHY LLP
23.4(1)	—	Consent of Thompson & Knight LLP (included in Exhibit 5.1)
24	—	Power of Attorney (included in the signature page of this Registration Statement
_____________________________________
(1)	Previously filed March 20, 2006 as Exhibit 5.1 to Registration Statement No. 333-132577
*	Previously filed March 14, 2008 as Exhibit 23.1 to post-effective amendment No. 1 to Registration Statement No. 333-132577.